                                                                    Exhibit 8(m)

                                     FORM OF
                                   SCHEDULE A

1.    Schwab California Municipal Money Fund                   November 6, 1990
      (formerly Schwab California Tax-Exempt Money Fund)

2.    Schwab Money Market Fund                                 April 8, 1991

3.    Schwab Government Money Fund                             April 8, 1991

4.    Schwab Municipal Money Fund                              May 3, 1991

5.    Schwab US Treasury Money Fund                            November 5, 1991

6.    Schwab Value Advantage Money Fund                        February 7, 1992

7.    Schwab Institutional Money Fund                          November 26, 1993

8.    Schwab Retirement Money Fund                             November 26, 1993

9.    Schwab New York Municipal Money Fund                     November 8, 1994
      (formerly Schwab New York Tax-Exempt Money Fund)

10.   Schwab Government Cash Reserves Fund                     October 20, 1997

11.   Schwab New Jersey Municipal Money Fund                   January 20, 1998

12.   Schwab Pennsylvania Municipal Money Fund                 January 20, 1998

13.   Schwab Florida Municipal Money Fund                      February 16, 1998


                                    PFPC INC.



                                    By:
                                        ----------------------------------------
                                             Joseph T. Gramlich
                                    Title:   Senior Vice President



                                    THE CHARLES SCHWAB FAMILY OF FUNDS



                                    By:
                                        ----------------------------------------
                                             William J. Klipp
                                    Title:   Executive Vice President and Chief
                                             Operating Officer